UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	2

Item 9.01 Financial Statements and Exhibits	2

SIGNATURES	3

EXHIBIT INDEX

EXHIBIT 2.1

EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2016, Smith Micro Software, Inc. (the “Company”) and Birdstep Technology ASA (“Birdstep”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company agreed to acquire 100% of the outstanding capital stock (the “Shares”) of Birdstep’s wholly owned Swedish subsidiary, Birdstep Technology AB. The completion of the acquisition is subject to customary closing conditions, including the approval by Birdstep’s shareholders at an extraordinary general meeting, and is expected to close around April 1, 2016.

Under the terms of the Share Purchase Agreement, the aggregate consideration for the acquisition will be $2.0 million in cash. The Share Purchase Agreement contains customary representations and warranties of Birdstep and provides that Birdstep will, subject to certain limitations, indemnify the Company against claims and losses incurred or suffered by the Company as a result of, among other things, any inaccuracy of any representation or warranty of Birdstep contained in the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by the Share Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on March 8, 2016 regarding the execution of the Share Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Share Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Birdstep. The Share Purchase Agreement contains representations and warranties that each of the Company and Birdstep made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Share Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Share Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Birdstep acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed for the acquisition pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Birdstep acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed for the acquisition pursuant to Item 2.01.

(d) Exhibits.

2.1	Share Purchase Agreement, dated March 8, 2016, by and between Smith Micro Software, Inc. and Birdstep Technology ASA. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Smith Micro Software, Inc. issued on March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: March 10, 2016	/s/ Steven M. Yasbek

Steven M. Yasbek
Vice President and Chief Financial Officer

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